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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): September 28, 2004


                            FIRST FINANCIAL BANCORP.
             (Exact name of registrant as specified in its charter)


           Ohio                          0-12379                 31-1042001
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

              300 High Street, Hamilton, Ohio                      45011
         (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (513) 867-5447


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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FORM 8-K                                               FIRST FINANCIAL BANCORP.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(c)(1) As previously reported in a Form 8-K filed on September 24, 2004, First Financial Bancorp. (the "Company") entered into a definitive Employment and Non-Competition Agreement with Claude E. Davis ("Mr. Davis") on September 21, 2004, which provided that Mr. Davis be employed to serve as the Company's president and chief executive officer, commencing on October 1, 2004.

(2) In addition to serving as the Company's president and chief executive officer, Mr. Davis was elected to the Company's board of directors, as described more fully below, on September 28, 2004. Mr. Davis was also elected as a director of the following subsidiaries of the Company: First Financial Bank, National Association, on September 28, 2004, and Sand Ridge Bank, on September 29, 2004. The Company intends that Mr. Davis will be appointed chairman of the board of directors of First Financial Bank, National Association and elected as a director of the Company's subsidiaries Community First Bank & Trust and First Financial Bancorp Service Corp. within the next 30 days.

(d)(1) On September 28, 2004, the board of directors of the Company elected Mr. Davis, effective October 1, 2004, as a Class I director with a term expiring in 2005. In accordance with Article III, Section 3.2, of the Amended and Restated Regulations of the Company, in order to hold the office of president, Mr. Davis must be a member of the Company's board of directors.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      FIRST FINANCIAL BANCORP.

                                      By:      /s/ C. Douglas Lefferson
                                           ------------------------------------
                                               C. Douglas Lefferson
                                               Senior Vice President and
                                               Chief Financial Officer

Date: October 4, 2004